EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement of Power Spectra, Inc. on Form S-8 of our report dated February 29, 1996, of our audit of the financial statements of Power Spectra, Inc. as of December 31, 1995 and for the year ended December 31, 1995, which report is included in Power Spectra, Inc.'s annual report on Form 10-K for the year ended December 31, 1995.


                                       /s/ GRANT THORNTON LLP



San Jose, California
August 15, 1996